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                          FORM OF NCO GROUP PROXY CARD

                                NCO GROUP, INC.

       PROXY FOR SPECIAL MEETING OF SHAREHOLDERS TO BE HELD _______, 2004
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints _____________ and _____________ and each of them, Proxies, with full power of substitution in each of them, in the name, place and stead of the undersigned, to vote at the Special Meeting of
Shareholders of NCO Group, Inc. (the "Company") on _______, 2004, at [   ]
(local time), at _____________________________ or at any adjournment or adjournments thereof, according to the number of votes that the undersigned would be entitled to vote if personally present, upon the following matters:

               1. To consider and vote upon a proposal to adopt the merger agreement dated as of December 12, 2003, among NCO Group, Inc. ("NCO Group"), NCPM Acquisition Corporation, a wholly-owned subsidiary of NCO Group, and NCO Portfolio Management Inc. ("NCPM"), and approve the merger contemplated thereby, pursuant to which NCPM will become a wholly-owned subsidiary of NCO Group, and each outstanding share of NCPM common stock, other than shares owned by NCO Group, will be converted into the right to receive shares of NCO Group common stock, as more fully described in the joint proxy statement/prospectus dated ____________, 2004.

                             |_| FOR    |_| AGAINST    |_| ABSTAIN

               2. To act upon any other business which may properly be brought before the meeting or any adjournments or postponements thereof.
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                                   (Continued and to be signed on reverse side)

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN ON THE REVERSE SIDE. IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR THE PROPOSAL LISTED ON THE REVERSE SIDE.

DATED:________________________, 2004

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                                  Please sign exactly as name appears hereon.
                                  When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                  _________________________________
                                             Signature

                                  _________________________________
                                      Signature if held jointly
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Please mark, sign, date and return this proxy card using the enclosed envelope.